UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 9, 2021

Date of Report

(Date of earliest event reported)

BOQI International Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China, 116000
(Address of principal executive offices and zip code)
(8604) 1182209211
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2021, the Registrant entered into a Stock Purchase Agreement (the “Agreement”) to acquire three private hospitals in the People’s Republic of China (the “PRC”), Wuzhou Qiangsheng Hospital (“Qiangsheng”) in the southeast region of the PRC, Suzhou Eurasia Hospital (“Eurasia”) in the central region of the PRC and Yunan Yuxi Minkang Hospital (“Minkang”) in the southwest region of the PRC. Qiangsheng, Eurasia and Minkang are owned by the same owners. Qiangsheng has 20 hospital beds and 68 employees, including 10 doctors, 26 nurses, 14 other medical staff and 18 non-medical staff, and is a general hospital locally known for its OB/GYN and Chinese traditional medicine specialties. Eurasia has 30 hospital beds and 42 employees, including 11 doctors, 12 nurses, 4 other medical staff and 15 non-medical staff. Minkang has 120 hospital beds and 118 employees, including 28 doctors, 55 nurses, 12 other medical staff and 23 non-medical staff, and is a general hospital locally known for its OB/GYN and Chinese traditional medicine specialties.

Pursuant to the Agreement, the Registrant will purchase all the issued and outstanding shares of capital stock in Qiangsheng, Eurasia and Minkang, for an aggregate consideration of RMB 162,000,000 (approximately $24,923,077). Cash in the amount of RMB 20,000,000 (approximately US$3,076,923) and 4,000,000 shares of common stock of the Registrant, the value of which was agreed by the parties to be RMB 78,000,000 or US$12,000,000, will be delivered at closing as partial consideration for the purchase of the three hospitals. The balance of the purchase price in the amount of RMB 64,000,000 (approximately US$9,846,153) (the “Earnout Amount”) is subject to post-closing adjustments based on the performance of the three hospitals in 2021 and 2022.

If the aggregate net profit of the three hospitals in 2021 equals or exceeds the net profit target, which is RMB 10,000,000 (approximately US $1,538,461) prorated based on the closing date of the transaction, 50% of the Earnout Amount will be payable to the sellers. If the net profit target is not met, a reduced Earnout Amount will be payable based on the ratio of the actual aggregate net profit to the net profit target. The sellers will receive 50% (or a smaller portion) of the Earnout Amount subject to the hospitals reaching similar performance targets in 2022.

The closing of the Agreement is expected to take place in late April 2021, subject to necessary regulatory approvals.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

ITEM 8.01 OTHER INFORMATION

On April 13, 2021, the Registrant issued a press release announcing the entry into of the Agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

4.1	Stock Purchase Agreement dated April 9, 2021
99.1	Press Release dated April 13, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2021	BOQI International Medical Inc.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

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